CONSULTING SERVICES AGREEMENT

THIS AGREEMENT is made effective the 1st day of August, 2007.

BETWEEN:

AMHERST ENTERPRISES, a corporation incorporated under the laws of the State of New York with offices at 84 Walworth Avenue, Scarsdale, New York 10583 USA. ("Amherst")

AND:

FIC INVESTMENTS USA CORP., a corporation incorporated under the laws of Nevada with offices at Suite 3800, 999 Third Avenue, Seattle, WA 98104 and at Suite 990, 555 West Hastings St., Vancouver, B.C. V6B 4N5 ("FIC")

AND:

JORDAN GOODMAN, businessman, of 84 Walworth Avenue, Scarsdale, New York 10583 USA. ("Goodman")

WHEREAS:

A. FIC wishes to retain Amherst to provide FIC with the services of Goodman to perform tasks and services as set out below; and
B. Amherst wishes to provide those services in exchange for remuneration as set out below; and
C. The services to be provided by Amherst shall be provided solely by Goodman.

NOW THEREOF in consideration of FIC retaining Amherst and in consideration of the premises and mutual covenants and conditions herein contained, the parties hereinto covenant and agree each with the other as follows:

1. **<u>Spirit</u>**
FIC recognizes that, over the course of the prior agreement, Goodman has worked diligently on behalf of FIC and that his efforts included tasks that may have had relatively little financial payback for him. Therefore, the spirit of this contract is to relieve Goodman of low payback tasks so that his valuable time is not mis-used and to focus his attention and responsibilities on a limited number of services for which remuneration is appropriate. FIC also recognizes that, at a future date, the approval of an SB2 Prospectus is likely to change the dynamics of the operation in ways that may require the re-evaluation of roles and remuneration.

2. **<u>Appointment</u>**
FIC hereby retains Amherst to provide services as set out in Section 4 and Amherst hereby accepts such appointment on the terms and conditions set out in this Agreement. Amherst agrees that it shall provide the services of Goodman on a fee for services basis and that Goodman shall not be an officer of FIC.

3. **Term and Termination**

The term of this agreement shall commence on August 1, 2007 and shall continue until July 31, 2008, unless extended by mutual agreement, or terminated earlier as set out herein.

This Agreement may be terminated by either party, for any reason whatsoever, by providing to the other party thirty (30) days' written notice.

4. **Services**

A. Amherst shall make Goodman available to host FIC Club Meetings from time to time as required by FIC.

B. Amherst shall make Goodman available to host Financial Enlightenment teleconferences on a regular scheduled basis.

C. Goodman shall act as an agent of FIC in the sale of FIC Club Memberships.

D. Amherst and Goodman understand and agree that Goodman shall no longer be required to attend FIC management meetings, FIC retreats or other FIC Events unless specifically asked to do so by FIC on an event by event basis in which case compensation will be mutually agreed upon at the time.

E. The parties understand and agree that the various Financial Services that have been offered to FIC Members have not generated sufficient revenue to warrant continuing. Consequently, except for the financial planning service offered by Allen Grommet, all other contracts will be cancelled. Financial Planning service offered by Allen Grommet is now a FIC Management Group Ltd service offering.

5. **Remuneration**

FIC shall pay to Amherst the following remuneration for the services used:

A. For each FIC Club meeting where FIC asks Goodman to host or co-host, FIC shall pay Amherst $2,000. Simply attending a meeting (e.g., New York) will not qualify unless Goodman is hosting or co-hosting.

B. For each Financial Enlightenment call that Goodman hosts, FIC shall pay Amherst $1,000

C. For each FIC Club Membership sold by Goodman at events organized by himself or at FIC events at which he is the sole "closer", FIC shall pay Amherst 20% of the gross sales dollars. This will include MMI follow up meetings where FIC asks Goodman to be the sole host. For example, if Goodman hosts a Millionaire Mind Intensive follow up session, Amherst will receive $200 for each membership sold for $1000.

D. FIC will honour all options earned to date by Goodman and Goodman's defined share of Income Fund profit to date, but it is understood and agreed between the parties that those benefits accrue to FIC officers and, as such, new benefits will no longer accrue to Goodman, effective with this contract. Goodman can keep all of the options in shares of FIC USA that he has accumulated under the previous contract and exercise them when he chooses, within the terms of the Options Agreement. If this contract expires or Amherst does not continue with any relationship with FIC, the options granted to Goodman must be exercised in 120 days or they will lapse.

E. Commissions earned by Goodman on Financial Services up until the cancellation date of each contract will be paid to Amherst by FIC.

F. Amherst Enterprises will receive commission of 10% of net sales Generated at InvestFest 2007 from the InvesTools online toolbox and Troy Fullwood/Pinnacle Investments seminars.

G. Channel Creation Agreement with FIC Management Group is a separate agreement from the remuneration terms of this contract. It does not supersede these terms.

6. **Other Arrangements**

From time to time, FIC may request Goodman to attend meetings or events or provide services or create courses not defined in the terms above. In such cases, the terms shall be as mutually agreed on an event by event basis.

7. **Confidentiality**

Amherst and Goodman shall not, except as authorized or required by their duties, reveal or divulge to any unauthorized person or companies, without prior written consent of FIC, any information(the "Confidential Information") which is non-public, confidential or proprietary in nature relating to FIC or its business including without limitation business plans, financial data, products, transactions, documents, software, know-how, technical information trade secrets or any other affairs of FIC in oral, written, electronic or any other form. Amherst and Goodman shall take all reasonable precautions to ensure that Confidential Information in their possession is protected and does not fall into the hands of unauthorized persons or companies. Amherst and Goodman shall not use or attempt to use any Confidential Information in any manner which may injure or cause loss either directly or indirectly to FIC's business or may be likely to do so. This restriction continues to apply after termination of this Agreement, but shall cease to apply to information or knowledge which may come into the public domain other that as a result of disclosure by either Amherst or Goodman.

8. **FIC To Own The Work Product**

Any Work Product created by Amherst or Goodman under this agreement is "work for hire" and is the property of FIC. Amherst and Goodman assign all rights, title and interest in and to the Work Product. "Work Product" means anything that is produced by Amherst or Goodman in the course of this Agreement, including without limitation, courses, workshops, any course content and materials, notes, reports, creations, works, and work-in-progress.

IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto as of the date first above written

FIC INVESTMENTS USA CORP.	**AMHERST ENTERPRISES**
Per: [signature]	per: [signature]
Authorized Signatory	**JORDAN GOODMAN** Authorized Signatory

FIC MANAGEMENT GROUP – CONTRACT ADDENDUM

Objective:
To focus the strengths, reputation and talent of Jordan Goodman into developing distribution channels for FIC products, services and memberships.

The Plan:

Role Description:
"Channel Development Consultant"

Definitions:
" Channel" *– refers to a revenue producing distribution "pipeline" in which FIC membership, products or services including are sold to new users who are not members or the channel partner's products or services are sold to FIC Club Members.*

"Products & Services" *– refers to any existing FIC product or service offered including but not limited to; FIC Keys, FIC Due Diligence, FIC Financial Planning Service – USA or other products developed in the future that are approved for channel distribution.*

FIC Management Group reserves the right to terminate any channel created in the event it is not producing revenue or is deemed in conflict with mangement objectives or if there is irreconciable breach in the partner contract.

Role Responsibilities:
1. "Open Doors" for the club to sell its membership and investments to other "club-like" databases and groups. This does not supersede the agreement regarding speaking in the previous section of this agreement. This refers to the creation of a distribution channel, not a speaking engagement.
2. Create repetitive business - a "pipeline" in which FIC membership, products and services are sold via partners
3. Ensure the "pipelines" developed are high margin / high volume for the club and require little or no customized development

Compensation:
1. 10% commission on net revenue FIC Management Group receives from the channel for first 4 months of channel operating; royalty paid during this period
2. 5% royalty on gross revenue FIC Management Group receives from the channel for a period of 1 year; None after 12 months.
3. Channel sales at FIC Events are excluded
4. All commissions and fees are paid at the nearest quarter end
5. All accounting completed in Vancouver; tracking sheet will be provided to Jordan

Contract Term:
1. 12 months commencing August 1, 2007
2. 30 day written notice by either partner for cancellation

Reporting:
- Reports directly to the Managing Director (Steve Rea)

IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto as of the date first above written

FIC MANAGEMENT GROUP LTD.

Per: ________________________
Authorized Signatory

AMHERST ENTERPRISES

Per: ________________________
Authorized Signatory

____
JORDAN GOODMAN